SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2004

Triad Automobile Receivables Trust 2003-A

(Issuer with respect to the Notes)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Debra Glasser, Esq.
Triad Financial Corporation
7711 Center Avenue
Suite 100
Huntington Beach, California		92647

(Address of principal		(Zip Code)
executive offices)

Registrant’s Telephone Number, including area code:		(714) 373-8300

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events

     Information related to distributions to Noteholders for the February, 2004 Collection Period with respect to the Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes (the “Notes”) issued by the Issuer. The performance of the Receivables held by the Issuer as well as other information related to the Notes is contained in the Servicer’s Certificate and the Statement to Noteholders for the referenced Collection Period. Both reports have been provided to the Noteholders pursuant to the Sale and Servicing Agreement dated as of March 1, 2003 among the Issuer, Triad Financial Special Purpose LLC, as Depositor, Triad Financial Corporation, as Servicer and JPMorgan Chase Bank, as Backup Servicer and Indenture Trustee (the “Agreement”).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

     99. Servicer’s Certificate and Statement to Noteholders for the February, 2004 Collection Period relating to the Notes issued by the Issuer pursuant to the Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION
By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Dated: March 12, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99	Servicer’s Certificate and Statement to Noteholders for the February, 2004 Collection Period relating to the Notes issued by the Issuer.

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